As filed with the Securities and Exchange Commission on March 31, 1999

                                         Registration Statement No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       52-1973990
(State of Incorporation)                    (I.R.S. Employer Identification No.)

           7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770 (Address of principal executive offices, including zip code)

                              AMENDED AND RESTATED
          OAO TECHNOLOGY SOLUTIONS, INC. 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                          A. Christopher Ducanes, Esq.
                         OAO Technology Solutions, Inc.
                     7500 Greenway Center Drive, 16th Floor
                              Greenbelt, MD 20770
                     (Name and Address of Agent for Service)

                                 (301) 486-0400
                     (Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of                             maximum        maximum
securities         Amount            offering       aggregate       Amount of
to be              to be             price per      offering        registration
registered         registered(1)     share (2)      price(2)        fee(2)
Common Stock,      2,963,732         (2)            $11,955,907     $3,323.74
$.01 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(c) and 457(h). As to 2,889,933 shares subject to outstanding but unexercised options, the fee is computed based upon the per share price at which the options may be exercised as follows:
     627,318 shares at $2.00, 41,250 shares at $2.40,  500,000 at $3.38, 746,169 shares at $3.50,  4,000 shares at $4.38,  12,917  shares at $4.63,  165,946 shares at $4.75,  100,000 shares at $5.00,  225,833 shares at $5.10, 55,750 shares at $5.13, 25,750 shares at $5.19, 55,000 shares at $5.63 and 330,000 shares at $8.50. As to the remaining 73,799 shares that are reserved for future issuance, the fee is computed based upon the average of the high and low prices for a share of Common Stock of the Registrant on March 26, 1999 as reported on the Nasdaq National Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed by OAO Technology Solutions, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

          2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on October 6, 1997 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by A. Christopher Ducanes, Corporate Counsel for the Registrant. Mr. Ducanes holds 7,000 shares of the Registrant's common stock and an option to purchase 25,000 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the Delaware General Corporation Law permits a provision in the certificate of a corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. The Registrant's Restated Certificate of Incorporation requires indemnification of directors and officers and provides for the limitation of the liability of directors to the fullest extent permitted by Delaware law. The Registrant's Amended and Restated Bylaws require the Registrant to indemnify any person who was or is an authorized representative of the Registrant, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The Registrant also shall indemnify any person who was or is an authorized representative of the Registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Registrant's bylaws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Registrant has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification under the Bylaws shall be made by a majority of disinterested directors, independent legal counsel in a written legal opinion, or the stockholders. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

     The Registrant has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

     The Standby Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Act. Reference is made to Section 9(b) of the Standby Underwriting Agreement (Exhibit 1.1 to the S-1 Registration Statement).

Item 7.  Exemption from Registration Claimed.

     None.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement.

4.1   Amended  and Restated  OAO   Technology   Solutions,   Inc.   1996  Equity
      Compensation Plan

5.1   Opinion of A. Christopher Ducanes, Esquire

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenbelt, Maryland on March 29, 1999.

                                  OAO TECHNOLOGY SOLUTIONS, INC.

                                  By: /s/ Gregory A. Pratt
                                     -------------------------------------------
                                          Gregory A. Pratt
                                          Chief Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS EACH OF GREGORY A. PRATT AND J. JEFFREY FOX, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS OR HER NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.

Signature                                   Capacity                                Date
---------                                   --------                                ----
 /s/ Gregory A. Pratt               Chief Executive Officer and President       March 29,1999
---------------------------         (Principal Executive Officer and
Gregory A. Pratt                    Director)


/s/ J. Jeffrey Fox                  V.P. of Finance and Chief Financial         March 29,1999
---------------------------         Officer (Principal Financial and
J. Jeffrey Fox                      Accounting Officer)


/s/ Jerry L. Johnson                Chairman of the Board and Director          March 29, 1999
---------------------------
Jerry L. Johnson


/s/ Cecile D. Barker                Vice Chairman of the Board and              March 29, 1999
---------------------------
Cecile D. Barker                    Director


/s/ Yvonne Brathwaite Burke         Director                                    March 29, 1999
---------------------------
Yvonne Brathwaite Burke


/s/ Frank B. Foster, III            Director                                    March 29, 1999
---------------------------
Frank B. Foster, III


/s/ William R. Hill                 Director                                    March 29, 1999
---------------------------
William R. Hill


/s/ John F. Lehman                  Director                                    March 29, 1999
---------------------------
John F. Lehman


/s/ Thomas C. Lynch                 Director                                    March 29, 1999
---------------------------
Thomas C. Lynch

                                  EXHIBIT INDEX


Exhibit
Number      Description of Exhibit

4.1 Amended and Restated OAO Technology Solutions, Inc. 1996 Equity Compensation Plan

5.1         Opinion of A. Christopher Ducanes, Esquire

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)